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                                                                     Exhibit 5


                         QUANTUM RESTAURANT GROUP, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT, made as of the 30th day of January, 1996, by and between Quantum Restaurant Group, Inc. (the
"Corporation"), a Delaware corporation, and Allen J. Bernstein (the "Participant").

         WHEREAS, the Participant owns, at the time the Option is granted hereunder, no more than ten percent (10%) of total combined voting power of all classes of stock of the Corporation, or its parent or subsidiary corporation.

         WHEREAS, the Corporation desires to give the Participant an opportunity to participate in the long-term growth of the Corporation by granting to the Participant options to purchase the Corporation's Common Stock pursuant to the terms and conditions of the Quantum Restaurant Group, Inc. Stock Option Plan and this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

         1.   DEFINITIONS.

              "Administrator" means a committee of the Board comprised of two or more disinterested directors, within the meaning of Securities and Exchange Commission Rule 16b-3, duly appointed to administer the Plan.

              "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such person possesses, directly or indirectly, the power to (i) vote 15% or more of the securities having ordinary voting power for the election of directors of such corporation, or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

              "Board" means the Board of Directors of the Corporation.

              "Cause" means a finding by the Administrator based upon reasonable evidence presented in writing to the Participant that the Participant engaged in a criminal act or willful misconduct inconsistent with his employment responsibilities or contractual relationship with the Corporation or any subsidiary corporation.

              "Change in Control" means any of the following events: (a) the acquisition by any Person who was not an Affiliate of the Corporation as of December 15, 1994 of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of


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the then outstanding voting securities of the Corporation, except pursuant to a public offering of securities of the Corporation; (b) the sale or other transfer of all or substantially all of the assets of the Corporation to a Person who was not an Affiliate of the Corporation as of December 15, 1994; (c) a merger, consolidation or other reorganization of the Corporation with a Person who was not an Affiliate of the Corporation as of December 15, 1994 and in which the Corporation is not the surviving entity; or (d) individuals who, as of December 15, 1994, made up the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after December 15, 1994 whose election, or nomination for election by the Corporation's stockholders was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended).

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Common Stock" means Common Stock ($.01 par value) of the Corporation.

              "Corporation" means Quantum Restaurant Group, Inc.

              "Disability" means the inability, in the opinion of a physician chosen by the Administrator, of the Participant by reason of any physical or mental ailment to perform the duties of the position in which he was employed by the Corporation or any subsidiary corporation when such disability commenced.

              "Effective Date" means the date specified in Section 15 of the Plan as being the effective date thereof.

              "Employment" means the Participant's employment with the Corporation, a parent or subsidiary corporation of the Corporation, or such other corporation as provided in section 422 of the Code.

              "Fair Market Value" means, on any day, with respect to Common Stock which is (i) listed on a United States securities exchange, the last sales price of such stock on such day on the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was so open, (ii) not listed on a United States securities exchange but is included in the NASDAQ National Market System, the last sales price of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or
(iii) neither listed on a United States securities exchange nor included in the NASDAQ National Market System, the fair market value of such stock as determined from time to time by the Board in its sole discretion.


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              "Option" means the incentive stock option granted to the
Participant under this Agreement and pursuant to the Plan.

              "Person" means any individual, partnership, firm, trust, corporation or similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall be deemed a "Person."

              "Plan" means the Quantum Restaurant Group, Inc. Stock Option Plan, as amended from time to time.

         2. GRANT OF OPTION. The Corporation hereby grants to the Participant an Option to purchase 33,333 shares of Common Stock at an option price of $12.00 per share, which is not less than the Fair Market Value of the Common Stock at the time the Option is granted hereunder, subject to the terms hereof (the "Option Price"). The Option granted hereby is intended to be an "incentive stock option" within the meaning of section 422 of the Code and the Agreement shall be construed and interpreted in accordance with such intention.

         3. OPTION TERMS. (a) The Option shall become exercisable in accordance with the following Schedule:


              Years From Date of Grant          Amount Exercisable
              ------------------------          ------------------
                      One                                 0%
                      Two                                25%
                      Three                              50%
                      Four                               75%
                      Five                              100%


              (b)  Notwithstanding the provisions of paragraph (a) of this
Section 3, the Option shall not be exercisable after the expiration of ten (10) years from the date the Option is granted hereunder. Further, in the event the Participant's Employment terminates for any reason whatsoever, whether because of his death, Disability, termination with or without Cause, voluntary termination or otherwise, the Option, (i) to the extent it has not theretofore become exercisable, shall terminate as of the date such Employment terminates, and (ii) to the extent it has become exercisable but has not been exercised, shall terminate three (3) months after the date such Employment terminates.

         4. NON-ASSIGNABILITY. The Option granted hereby and any right arising thereunder shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option shall be exercisable only by him. Any Option or portion thereof exercisable at the Participant's death that is transferred by will or by the laws of descent and distribution, shall be exercisable in accordance with the terms of this Agreement by the executor or administrator, as the case may be, of the Participant's estate for a period of three (3) months after the date of the Participant's death and shall then terminate. If the Option is not exercisable at the date of the Participant's death it shall terminate as of such date.


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         5.   EFFECT OF A CHANGE OF CONTROL. Notwithstanding the provisions of
Section 3 hereof, if there should be a Change of Control of the Corporation, the Corporation shall give the Participant written notice of such Change of Control as promptly as practicable (and, if possible, prior to the effective date thereof) and the Option, to the extent not currently exercisable, shall become immediately exercisable as of the effective date of such Change of Control.

         6. TRANSFER RESTRICTIONS. The Participant understands that the Common Stock issuable upon the exercise of this Option will not be registered under the Securities Act of 1933, as amended (the "Act"). The Participant acknowledges that the Common Stock will be purchased for investment only, and that it may not be sold or transferred in the absence of either an effective registration statement under the Act or an opinion of experienced securities counsel, acceptable in form and content to the Corporation in its sole discretion, which states that registration is not required under the Act.

         By executing this Agreement, the Participant agrees to refrain from re-offering, reselling, or otherwise disposing of any of the Common Stock acquired upon the exercise of the Option in any manner which would violate the Act or any other federal or state securities law.

         The Participant further understands that in the event the Common Stock issuable upon the exercise of the Option is not covered by an effective registration statement under the Act, the Corporation may imprint on the certificate representing said Common Stock the following legend or any other legend which counsel for the Corporation considers necessary or advisable to comply with the Act or the securities laws of any State:

              "The shares of Quantum Restaurant Group, Inc. Common Stock represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold, transferred, pledged or hypothecated unless the registration provisions of said act have been complied with or unless Quantum Restaurant Group, Inc. has received an opinion of counsel satisfactory to Quantum Restaurant Group, Inc. that such registration is not required."

         7. MODE OF EXERCISE. The Option shall be exercised by the Participant giving to the Corporation written notice stating (i) the number of shares with respect to which the Option is being exercised, (ii) the exercise price for such shares, and (iii) the method of payment. At the option of the Participant, the Option Price may be paid (i) in cash, (ii) by delivery of Common Stock already owned by the Participant for a period of not less than six (6) months and having a Fair Market Value on the date of such delivery equal to the Option Price, or
(iii) by delivery of a combination of cash and such Common Stock having a total Fair Market Value on the date of such delivery equal to the Option Price.

         8. OPTION SUBJECT TO SECURITIES AND OTHER REGULATIONS. The Option granted hereunder and the obligation of the Corporation to sell and deliver shares under such Option shall be subject to all applicable federal and state laws, rules and regulations


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and to such approvals by any government or regulatory agency as may be required.
The Corporation, in its discretion, may postpone the issuance or delivery of shares upon any exercise of the Option until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require the Participant, beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

         Upon demand by the Administrator, the Participant shall deliver to the Administrator at the time of any exercise of the Option a written representation that the shares to be acquired upon the exercise of the Option are being acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of the Option shall be a condition precedent to the right of the Participant to purchase any shares.

         9. ANTIDILUTION ADJUSTMENTS. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares subject to the Option and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Participant.

         10. PLAN CONTROLLING. This Agreement is irrevocable and is intended to conform in all respects with the Plan. Inconsistencies between this Agreement and the Plan shall be resolved according to the terms of the Plan. The Participant acknowledges receipt of a copy of the Plan.

         11. RIGHTS PRIOR TO EXERCISE OF OPTION. The Participant shall not have any rights as a stockholder with respect to any shares subject to the Option prior to the date on which he is recorded as the holder of such shares on the records of the Corporation.

         12. TAXES. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the Option including, but not limited to (i) reducing the number of shares of Common Stock otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under this Agreement, (ii) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Participant, or (iii) requiring the Participant, beneficiary or legal representative to pay to the Corporation the amount required to be withheld or to execute such documents as the Corporation deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.

         13. NO LIABILITY OF BOARD MEMBERS. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or


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on his behalf in his capacity as a member of the Board or the Administrator nor for any mistake of judgment made in good faith.

         14. GOVERNING LAW. This Agreement and all rights hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         THE PLAN AND THIS AGREEMENT SHALL NOT BE CONSTRUED AS GIVING THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OF THE CORPORATION, NOR SHALL THEY INTERFERE IN ANY WAY WITH THE RIGHT OF THE CORPORATION TO TERMINATE THE PARTICIPANT'S EMPLOYMENT AT ANY TIME WITH OR WITHOUT CAUSE.

         Executed as of the day and year first above written.


                                  QUANTUM RESTAURANT GROUP, INC.


                                  By: /s/ Thomas J. Baldwin
                                      ---------------------------

                                  PARTICIPANT


                                      /s/ Allen J. Bernstein
                                      ---------------------------
                                      Allen J. Bernstein